EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of AVX Corporation on Form S-8 (File Nos. 33-97628, 33-98114, 33-98094, 33-99574, 333-00890, and 333-02808) of our
report dated May 8, 1996, on our audits of the consolidated financial statements of AVX Corporation as of March 31, 1996 and 1995, and for the years ended March 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.





					/s/ COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
June 13, 1996

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